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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-K


        Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):            October 24, 1995



                             PCT HOLDINGS, INC.
           (Exact name of registrant as specified in its charter)



  Nevada                      0-26088                        87-0431483
(State or other             (Commission                     (IRS Employer
jurisdiction of             File Number)                  Identification No.)
incorporation or
organization)

434 Olds Station Road, Wenatchee, WA                            98801
(Address of Principal Executive Office)                       (Zip Code)


Registrant's telephone number,
including area code:                                          (509) 664-8000


                                    None
       (Former name or former address, if changed since last report)



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Item 5.  Other Events
---------------------

          On October 27, 1995, PCT Holdings, Inc., a Nevada corporation (the "Company"), certain of the Company's wholly owned subsidiaries (the "Subsidiaries"), Seismic Safety Products, Inc., a Florida corporation ("Seismic"), and certain affiliates of Seismic (the "Affiliates") entered into an Asset Purchase Agreement (the "Agreement") pursuant to which the Company intends to purchase substantially all of Seismic's assets for a total purchase price of $70,000 in cash plus 128,750 unregistered shares of the Company's common stock (the "Payment Shares"). Of the cash portion of the total purchase price, $41,666 had been advanced to Seismic prior to October 27, 1995, and the balance will be advanced to Seismic on or prior to the date of closing (currently scheduled for November 30, 1995).

          In addition, the Company has agreed to enter into an agreement at closing with Seismic and any Seismic shareholder who executes such agreement (the "Eligible Shareholders"), pursuant to which the Company will grant to Seismic and Eligible Shareholders who acquire Payment Shares the right to have such Payment Shares registered, at the Company's expense, on an equal basis with other shareholders of the Company, if the Company proposes, within two years after the date of closing, to register any of its common stock under the Securities Act of 1933, as amended (except for registrations (i) under compensation plans on Form S-8 or any successor form or (ii) in connection with the acquisition by merger, tender offer or otherwise of another public company).

          In related transactions, the Subsidiaries entered into a Patent Purchase Agreement with James C. McGill, one of the Affiliates, and Antonio
F. Fernandez on October 24, 1995, and a second Patent Purchase Agreement with James C. McGill on October 27, 1995, pursuant to which agreements the Subsidiaries intend to purchase from Mr. McGill and Mr. Fernandez certain patents and related intellectual property rights (the "Technology"). Seismic currently licenses a portion of the Technology from Messrs. McGill and Fernandez for use in its manufacturing operations. In consideration for the sale of the Technology, the Subsidiaries will pay a purchase price of $400,000 to Messrs. McGill and Fernandez under the first Patent Purchase Agreement, and $120,000 to Mr. McGill under the second Patent Purchase Agreement. The transfers contemplated in the Patent Purchase Agreements currently are scheduled to close on November 30, 1995.

          The purchase of assets under the Asset Purchase Agreement is subject to the approval of the Boards of Directors of both the Company and Seismic, and to the approval of Seismic's shareholders. Closing of the two Patent Purchase Agreements is subject to the closing of the Asset Purchase Agreement.

          Seismic, based in Largo, Florida, manufactures and sells automatic earthquake gas shut-off valves and other earthquake safety products. The proposed acquisition will allow the Company to produce a line of seismic safety automatic gas shut-off valves to be used in a variety of residential and commercial applications. Manufacture of the valves is expected to be transferred to the Wenatchee, Washington production facility of Cashmere Manufacturing Co., Inc., another wholly owned subsidiary of the Company.



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Exhibits
--------

          The following is filed as an exhibit to this Current Report:

          99.1 Press Release issued by the Company on October 27, 1995.



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                                 SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  PCT HOLDINGS, INC.


                                  By: /s/ DONALD A. WRIGHT
                                     ----------------------------------------
                                     Donald A. Wright
                                     President and Chief Executive Officer



Dated:  November 15, 1995


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                               EXHIBIT INDEX


Exhibit                                                             Sequential
Number    Description                                                  Page
-------   -----------                                               ----------


99.1      Press Release issued by the Company on October 27,
          1995.